                                                                   EXHIBIT 10.7



                                 JAMES E. FELDT

                              EMPLOYMENT AGREEMENT


          This will confirm our agreement under which you are to serve as EXECUTIVE VICE PRESIDENT-GENERAL MERCHANDISE MANAGER of Hills Department Store Company, a Delaware corporation (the "Subsidiary") and of Hills Stores Company, a Delaware corporation (the "Parent"), together collectively referred to as the "Company."

          1. Term. The Company will employ you, and you accept employment, as provided herein, for a term beginning on the Effective Date (as defined in paragraph 6) and ending on the third anniversary of the Effective Date, unless sooner terminated as provided in paragraph 4.

          2. Duties and Responsibilities. During the term of employment, you shall be EXECUTIVE VICE PRESIDENT-GENERAL MERCHANDISE MANAGER of the Company and your primary duties will be the SENIOR SUPERVISION OF ALL MERCHANDISING activities on behalf of the Company.

          3.   Compensation and Benefits.

          (a) Your compensation ("Base Compensation") during the term of this agreement shall be at the rate of $355,000.00 per year. Base Compensation shall be reviewed on an annual basis and increased if the Compensation Committee of the Board of Directors deems it appropriate. No decrease in Base Compensation will be permitted during the term of the Agreement. In accordance with the Company's practice for its senior executives, you will be paid twice each month.

          (b) You shall be entitled to participate in any bonus, stock option or other incentive compensation plans, profit-sharing plans, retirement plans, life and health insurance plans, vacation and other benefit plans which are made generally available to executives of the Company at a level commensurate with your position and/or years worked for the Company. You shall also be entitled to such other perquisites as the Company or the Compensation Committee of the Board of Directors deem appropriate.

          (c) You shall be entitled to reimbursement for your ordinary and necessary business expenses, travel and entertainment incurred in the performance of your services hereunder. You shall provide the Company with documentation of such expenses in accordance with the Company's normal practices.

          4.   Termination.

          (a) By the Company. Your employment hereunder shall terminate upon your death and may be terminated at the option of the Company (x) forthwith upon delivery of Notice of Termination for Cause, (y) upon 90 days' Notice of Termination in the case of Disability or (z) upon 90 days' Notice of Termination without Cause.

          (i) Upon termination by the Company for Cause, the Company shall have no further obligations whatsoever to you hereunder, other than for payment of any unpaid Base Compensation (as hereinafter defined) and vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans, accrued to the date of termination, and reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination.

          (ii) Upon termination by virtue of death or Disability, your Base Compensation shall cease to accrue as of the effective date of termination, but you or your estate shall be entitled to payment of: any unpaid Base Compensation accrued to the date six (6) months following the date of termination; a pro rata portion of any bonuses or other incentive compensation payable pursuant to paragraph 3(b) with respect to the fiscal year of termination, determined on the basis of the portion of such fiscal year during which you were employed hereunder; and vested benefits under any retirement plans to which you are a participant (in accordance with the terms of the specific plans) accrued prior to date of termination; and reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination.

          (iii) Upon termination, by the Company without Cause (other than for reasons of death or Disability) or by you, pursuant to paragraph 4(b), you shall, subject to the following sentence, continue to receive your Base Compensation twice a month in accordance with paragraph 3(a) and the Company shall maintain in full force and effect Insurance Benefits (as defined and limited below), in each case for the full term of this Agreement or the date twelve (12) months after the date (the "Notice Date") on which a Notice of Termination is given, whichever is later; and you shall be further entitled to receive: (A) vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans accrued prior to date of termination; and (B) reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination. Should your employment be terminated without Cause, you shall have an obligation to use reasonable efforts to seek other employment appropriate to your skill and experience, and to promptly notify the Company upon obtaining any such employment; and your Base Compensation shall be reduced by the amount of any direct compensation earned by you and paid to you. For purposes of this paragraph 4(a)(iii) and paragraph 6, "Insurance Benefits" shall mean all life and health insurance or other similar plans in which you were entitled to participate immediately prior to the date of termination. If, your continued participation in any or all such plans is not possible under the general terms and provisions thereof because you are no longer deemed to be an employee of the Company, the Company itself shall pay or provide for payment of such Insurance Benefits.

          (b) By the Employee. Subject to the conditions set forth below, you may terminate your employment hereunder in the event of occurrence of any of the following:

          (i) A material breach by the Company of any of the provisions of this Agreement, which failure or breach shall have continued for thirty days after written notice from you to the Company specifying the nature of such failure or breach; or

          (ii) The Company's failure to retain you as its EXECUTIVE VICE PRESIDENT-GENERAL MERCHANDISE MANAGER (other than as a result of an effective promotion); or

          (iii) A significant change in the nature or scope of your responsibilities, authorities, powers, functions or duties (other than a change resulting from an effective promotion).

          Your right to terminate your employment under paragraphs 4(b)(i),
(ii), (iii) is conditioned upon your giving written notice to the President, with a copy to the Vice President-Secretary, of your decision to terminate employment not later than three months after the occurrence of the event giving rise to the right to terminate. Such termination of employment shall be effective one month after your written notice has been delivered to the Company, provided the occurrence specified in your notice shall then be continuing.

          (c) In addition to the reasons set forth in paragraph 4(b), you may terminate your employment hereunder at any time, with or without good cause, upon 90 days' Notice of Termination to the Company. In the event of a termination by you pursuant to this paragraph 4(c), the Company shall have no further obligations whatsoever to you hereunder, other than for payment of any unpaid Base Compensation accrued to the date of termination and vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans accrued prior to date of termination; and reimbursement of any properly reimbursable expenses incurred prior to the date of termination.

          (d)  As used herein:

               - "Cause" shall mean (i) the willful failure by you to perform your functions and assume your responsibilities in accordance with the terms of this Agreement, which failure amounts to material neglect of your duties, after a written demand for substantial performance is delivered to you by the Company,
(ii) the willful engagement by you in conduct which is materially injurious to the Company or any of its subsidiaries or affiliates, monetarily or otherwise,
(iii) the misappropriation (including the unauthorized use or disclosure of confidential or proprietary information of the Company or any of its subsidiaries or affiliates) or embezzlement with respect to the Company or any of its subsidiaries or affiliates, (iv) a conviction of or guilty plea or confession by you to any fraud, conversion, misappropriation, embezzlement or felony, or (v) your failure to substantially perform any material covenant to be performed by you hereunder after a written demand for substantial performance is delivered to you by the Company, or the taking of any action in the course of your employment under this Agreement that is known by you to have been prohibited by Company policy or by this Agreement.

               - "Disability" shall mean that, as a result of any physical or mental disability, you are unable to perform your major duties hereunder for a continuous period of 120 days or a total of at least 180 days in any period of 365 consecutive days.

          (e) Any purported termination of your employment shall be communicated by written Notice of Termination from one party to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          5.   Covenants.

          (a) You recognize that the knowledge of, information concerning and relationship with customers, suppliers and agents, and the knowledge of the Company's business methods, systems, plans and policies which you will establish, receive or obtain as an employee of the Company, are valuable and unique assets of the business of the Company. You will not, during or within two
(2) years after the term of your employment, disclose any such knowledge or information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose whatsoever, except pursuant to your duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination of your employment hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by you or your agents or representatives, (ii) you can demonstrate was in your possession on a non-confidential basis prior to the commencement of your employment with the Company, or (iii) you can demonstrate was received or obtained by you, on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of your employment hereunder.

          (b) All memoranda, notes, records or other documents made or compiled by you or made available to you while employed concerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company on termination of your employment or at any other time on request.

          (c) During the term of your employment and for two (2) years thereafter, you shall not, except pursuant to and in furtherance of your duties hereunder, directly or indirectly solicit or contact any employee of the Company with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by you, an employer affiliated with you or any competitor of the Company.

          (d) You acknowledge that the provisions of this paragraph 5 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, you agree that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining you from any actual or threatened breach of such covenants.

          (e) In the event that, following the termination of this Agreement, you are entitled to receive any further payments other than for compensation or other amounts accrued prior to termination or expiration of this Agreement, such payments shall nonetheless cease and the Company shall no longer be obligated to make such payments if there is a material breach of any of the covenants in this paragraph 5 and you shall forthwith upon demand of the Company repay any such amounts paid to you subsequent to the date such breach occurred.

          6. Effective Date of Agreement. This Agreement shall be effective (the "Effective Date") as of MARCH 25, 1996.

          7.   Miscellaneous.

          (a) This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other.

          (c) Any notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly made when delivered by fax and courier delivery, addressed as follows (or to such other address as you or the Company may specify by notice hereunder to the other):

               If to you:

                    JAMES E. FELDT
                    85 SKYLINE DRIVE
                    WESTWOOD, MA  02093


               If to the Company and the Parent:

                    Hills Stores Company
                    15 Dan Road
                    Canton, Massachusetts  02021
                    Attention: Vice President-Secretary

          (d) Captions have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

          (e) The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

          (f) This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts.

          (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If the foregoing correctly sets forth our understanding on the subject matter hereof, kindly sign and return to the Company the enclosed copy hereof, which will thereupon become our binding agreement.

                                        Sincerely,

                                        Hills Department Store Company



                                        By:/s/ Gregory K. Raven
                                        -------------------------
                                        Gregory K. Raven
                                        President and Chief Executive Officer


                                        Hills Stores Company


                                        By:/s/ William K. Friend
                                        -------------------------
                                        William K. Friend
                                        Vice President-Secretary

Agreed:

Employee


/s/ James E. Feldt
- -------------------------
James E. Feldt